EXHIBIT 23.1

                            Ronald R. Chadwick, P.C.
                          Certified Public Accountant
                            2851 South Parker Road
                                  Suite 720
                            Aurora, Colorado 80014
                              Phone (303)306-1967
                               Fax (303)306-1944

             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of Promap Corporation on Form S-1/A of my Report of Independent Registered Public Accounting Firm, dated March 22, 2010, on the balance sheets of Promap Corporation as at December 31, 2008 and 2009, and the related statements of operations, stockholders' equity, and cash flows for the years then ended.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.


                                            RONALD R. CHADWICK, P.C.
Aurora, Colorado
April 20, 2010                              /s/ Ronald R. Chadwick, P.C.